Exhibit 10.12
Nortek, Inc.
2009 OMNIBUS INCENTIVE PLAN
Form of Incentive Stock Option Agreement
     This Agreement is by and between Nortek, Inc. (the “Company”) and                      (the “Grantee”).
1. Grant of Options
     Pursuant to the provisions of the Nortek, Inc. 2009 Omnibus Incentive Plan (the “Plan”), which is incorporated herein by reference, the Company, subject to the terms and conditions of the Plan and of this Incentive Stock Option Agreement (this “Agreement”), hereby grants to the Grantee on December 17, 2009 (the “Grant Date”) an incentive stock option (this “Stock Option”). Under this Stock Option, the Grantee may purchase, in whole or in part, on the terms herein provided, a total of [                    ] Shares (the “Shares”) at $17.50 per Share (the “Option Price”), which is equal to the Fair Market Value of a Share on the date of grant of this Stock Option. The latest date on which this Stock Option, or any part thereof, may be exercised is December 17, 2019 (the “Expiration Date”). The Stock Option evidenced by this Agreement is intended to be an incentive stock option as defined in Section 422 of the Code and shall be interpreted accordingly. All initially capitalized terms used in this Agreement will have the meaning specified in the Plan, unless another meaning is specified herein. The Stock Option shall be subject to the terms and conditions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control; provided, that with respect to Sections 2, 3, 8 and 10 of this Agreement, this Agreement shall prevail.
2. Exercisability of Stock Option
     A. The Grantee shall have the right to exercise a portion of this Stock Option (such portion, the vested portion) from and after the vesting dates described in this Section 2. No portion of this Stock Option shall become vested on a vesting date unless the Grantee is then, and since the Grant Date has continuously been, employed by the Company or any Affiliate. If the Grantee ceases to be employed by the Company and its Affiliates for any reason, any then outstanding and unvested portion of the Stock Option shall be automatically and immediately forfeited and terminated.
     B. This Stock Option will vest and become exercisable in the following installments: (i) 20% of the Shares on the first anniversary of the Grant Date; (ii) an additional 20% of the Shares on the second anniversary of the Grant Date; (iii) an additional 20% of the Shares on the third anniversary of the Grant Date; (iv) an additional 20% of the Shares on the fourth anniversary of the Grant Date; and (v) an additional 20% of the Shares on the fifth anniversary of the Grant Date, such that the Stock Option shall be fully vested on the fifth anniversary of the Grant Date.
     C. Upon a Change of Control, this Stock Option will become fully vested to the extent any portion of this Stock Option is not already vested.
     D. Upon termination of the Grantee’s employment with the Company and its Affiliates for any reason (other than for Cause), any portion of this Stock Option that is not then vested will promptly terminate and the portion of this Stock Option that is then vested will remain exercisable until the earlier of: (i) three (3) months following the employment termination date and (ii) the Expiration Date.
     E. Notwithstanding anything herein to the contrary, any portion of this Stock Option held by the Grantee immediately prior to the termination of the Grantee’s employment for Cause (as such term is defined in the Grantee’s Employment Agreement with the Company dated [                 ], as such Employment Agreement may be amended from time to time)1 shall terminate upon such termination.
3. Exercise of Stock Option
     Each election to exercise this Stock Option shall be made in accordance with such rules and procedures as the Committee may determine and as provided under the Plan. The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise in cash or its equivalent (e.g., by cashier’s check), or if there is a public market for the Shares at such time, at the Grantee’s election (a) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased, (b) partly in cash and partly in such Shares (as described in (a) above), (c) by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price or (d) subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.
4. No Right to Employment
     The grant of this Stock Option shall not constitute a contract of employment or confer upon the Grantee any right with respect to the continuance of his employment by or other service with the Company or any Affiliate, nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of the Grantee at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign the Grantee from one position to another within the Company or any Affiliate.
5. Notices
     Any notice, communication or writing directed to the Company shall be in writing and addressed to the Company at its principal office, and any notice, communication or writing directed to the Grantee shall be addressed to the Grantee’s address reflected on the records of the Company, subject to the right of either party to designate another address at any time hereafter by written notice to the other party given in accordance with this Section 5.
6. No Rights as a Stockholder
     The Grantee shall not have any rights as a stockholder with respect to any Shares to be issued under this Stock Option until he becomes the holder of such Shares.

[1]	For employees who are not parties to employment agreements, insert “Plan”.

7. Nontransferability of Stock Option
     This Stock Option is not transferable by the Grantee other than by will or the laws of descent and distribution and is exercisable during the Grantee’s lifetime only by the Grantee (or in the event of the Grantee’s incapacity, the person or persons legally appointed to act on the Grantee’s behalf).
8. Compliance with Law; Tax Withholding
     The Grantee acknowledges that the provisions contained in Section 15.6 of the Plan relating to compliance with applicable law and the requirement to make representations to the extent appropriate to avoid violation of the Securities Act of 1933, as amended, shall apply to this Stock Option. If at the time this Stock Option is exercised the Company determines that federal, state or local taxes are required by law to be withheld with respect to the exercise of such Stock Option, as a condition of the exercise of the Stock Option, the Grantee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes so required by law to be withheld. To satisfy the withholding obligations hereunder, if there is a public market for the Shares at such time, the Company will, at the Grantee’s election, withhold that number of Shares having a Fair Market Value equal to the minimum statutory amount of such tax obligations from the Shares that would otherwise be delivered upon the exercise of this Stock Option.
9. Governing Law
     The provisions of this Stock Option shall be governed by and interpreted in accordance with the laws of the State of Delaware.
10. Amendment
     This Agreement shall not be amended unless such amendment is agreed to in writing by both the Grantee and the Company.
11. Section 409A
     The Stock Option granted under this Agreement is intended to be exempt from the requirements of Section 409A of the Code.
12. Notice of Disposition.
     The person exercising this Stock Option shall notify the Company when making any disposition of the Shares acquired upon exercise of this Stock Option, whether by sale, gift or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Grantee has executed this Agreement as of the ___day of                     , ___.

Nortek, Inc.
By:
Name:
Title:

By